SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

         Filed by the registrant |X|
         Filed by a party other than the registrant |_|
         Check the appropriate box:

|_|      Preliminary proxy statement         |_| Confidential, For Use of the
|X|      Definitive proxy statement              Commission Only (as
|_|      Definitive additional materials         permitted by Rule 14a-6(e)(2))
|_|      Soliciting material pursuant to
          Rule 14a-12

                            OVERSEAS FILMGROUP, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|      No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

(2)      Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


-------------------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
(5)      Total fee paid:

-------------------------------------------------------------------------------
|_|      Fee paid previously with preliminary materials:---------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

-------------------------------------------------------------------------------
(2)      Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------
(3)      Filing party:

-------------------------------------------------------------------------------
(4)      Date filed:

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-----------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                            OVERSEAS FILMGROUP, INC.
                              8800 Sunset Boulevard
                                   Third Floor
                          Los Angeles, California 90069

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be held November 15, 2000

                              --------------------

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Overseas Filmgroup, Inc. ("Company") will be held at the offices of Graubard Mollen & Miller, 600 Third Avenue, 32nd Floor, New York, New York 10016 on Wednesday, November 15, 2000, at 4:00 p.m. New York City time, for the following purposes:

          1. To elect three Class II directors to serve for the ensuing three-year period and until their successors are elected and qualified;

          2. To approve an amendment to the Company's Certificate of Incorporation to change the name of the Company from "Overseas Filmgroup, Inc." to "First Look Media, Inc.";

          3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock and preferred stock;

          4.   To approve the 2000 Performance Equity Plan; and

          5. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

        Only stockholders of record at the close of business on October 13, 2000, will be entitled to notice of, and to vote at, the meeting and any postponement(s) or adjournment(s) thereof.

        You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the meeting. In order to assure the presence of a quorum, whether or not you expect to attend the meeting in person, please sign and date the accompanying proxy card and mail it promptly in the enclosed addressed, postage prepaid envelope. You may revoke your proxy if you so desire at any time before it is voted.

                                By Order of the Board of Directors


                                William F. Lischak
                                Chief Operating Officer, Chief Financial
                                Officer and Secretary

Los Angeles, California
October 16, 2000

                            OVERSEAS FILMGROUP, INC.

                           ------------------------

                                 PROXY STATEMENT

                           ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 15, 2000

        This proxy statement and the accompanying form of proxy are furnished to stockholders of Overseas Filmgroup, Inc. ("Company") in connection with solicitation of proxies by the board of directors of the Company to be used at the Company's annual meeting of stockholders to be held on November 15, 2000, and any postponements or adjournments thereof. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving notice to the secretary of the Company in person, or by written notification actually received by the secretary, at any time prior to its being exercised. Unless otherwise specified in the proxy, shares represented by proxies will be voted "FOR" the election of the nominees for directors as described below under Proposal 1, "FOR" the proposal to amend the Certificate of Incorporation to change the Company's name from "Overseas Filmgroup, Inc." to "First Look Media, Inc." as described under Proposal 2, "FOR" the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of common stock and preferred stock as described below under Proposal 3, "FOR" the proposal to approve the 2000 Performance Equity Plan ("2000 Plan") as described below under Proposal 4 and, in the discretion of the proxy holders, on any other business properly coming before the meeting and any postponement(s) or adjournment(s) thereof.

        The Company's executive offices are located at 8800 Sunset Boulevard, Third Floor, Los Angeles, California 90069. This proxy statement and the enclosed form of proxy are first being sent to stockholders on or about October 16, 2000.

                                VOTING SECURITIES

        The board of directors has fixed the close of business on October 13, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the annual meeting or any and all postponement(s) or adjournment(s) thereof. As of the record date, the Company had issued and outstanding 9,803,906 shares of common stock and 904,971 outstanding shares of Series A preferred stock, comprising all of the Company's issued and outstanding voting stock.

        Each holder of the Company's common stock will be entitled to one vote for each share of common stock registered in his, her or its name on the record date. Each holder of Series A preferred stock is entitled to a number of votes per share of Series A preferred stock held on the record date equal to the number of shares of common stock into which each share of Series A preferred stock may be converted on such date. As of the record date, each outstanding share of Series A preferred stock was convertible into two shares of common stock. Accordingly, the Series A preferred stock has aggregate voting power equivalent to approximately 1,809,942 shares of common stock.

        The presence, in person or by proxy, of a majority of all of the outstanding shares of voting stock constitutes a quorum at the annual meeting. Proxies that are marked "abstain" and proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" will be treated as shares present for purposes of determining the presence of a quorum on all matters but will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker ("broker non-votes").

        The election of directors requires a plurality vote of those shares of voting stock voted at the annual meeting with respect to the election of the directors. "Plurality" means that the individuals who receive the highest number of votes cast "FOR" are elected as directors. Consequently, any shares of voting stock not voted "FOR" a particular nominee (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted in the nominee's favor.

        The approval of the amendments to the Certificate of Incorporation requires the affirmative vote of a majority of the shares of common stock outstanding. Abstentions from voting with respect to the amendments to the Certificate of Incorporation (which are considered present and entitled to vote) and shares deemed present but not entitled to vote on this matter (because of a broker nonvote), will have the effect of a negative vote with respect to such proposal.

        The 2000 Plan must be approved by the affirmative vote of a majority of the votes cast at the meeting. Abstentions from voting with respect to the approval of the 2000 Plan are counted as "votes cast" with respect to such proposal and, therefore, have the same effect as a vote against the proposal. Shares deemed present at the meeting but not entitled to vote on the 2000 Plan (because of either stockholder withholding or broker non-vote) are not deemed "votes cast" with respect to such proposal and therefore will have no effect on such vote.

        All other matters to be voted on will be decided by the affirmative vote of a majority of the shares of voting stock present or represented at the annual meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote, but because shares of voting stock held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

        The following table sets forth certain information as of the record date with respect to the common stock ownership of (i) those persons or groups known to beneficially own more than 5% of the Company's voting securities, (ii) each director and director-nominee, (iii) each executive officer whose compensation exceeded $100,000 in 1999 and (iv) all current directors and executive officers as a group. The Company's outstanding Series A preferred stock is convertible into and votes as a single class with the common stock. Shares of common stock issuable upon (A) exercise of options which are currently exercisable or exercisable within 60 days of the date of this proxy statement and (B) conversion of the Series A preferred stock have been included in the following table with respect to the beneficial ownership of the person owning such options or preferred stock, but not with respect to any other persons listed below. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The information concerning the stockholders is based upon information furnished to the Company by such stockholders. Except as otherwise indicated, all of the shares of common stock and Series A preferred stock are owned of record and beneficially and the persons identified have sole voting and investment power with respect thereto. Except as otherwise indicated in the table below, the business address of each of the persons listed is care of Overseas Filmgroup, Inc., 8800 Sunset Boulevard, Third Floor, Los Angeles, California 90069.

                                                            Amount and Nature of             Percent of Class
Name of Beneficial Owner                                    Beneficial Ownership           of Voting Securities
------------------------                                    --------------------           --------------------
Christopher J. Cooney................................           7,830,430(1)                       59.2%
c/o Rosemary Street Productions, LLC
222 East 44th Street
New York, New York 10017

Robert B. Little.....................................           1,864,406(2)                       18.1%

William F. Lischak...................................            274,153(3)                        2.8%

Jeffrey Cooney.......................................           7,830,430(1)                       59.2%
c/o Rosemary Street Productions, LLC
222 East 44th Street
New York, New York 10017

Stephen K. Bannon....................................            141,324(4)                        1.4%
c/o Jefferies Bannon Media Partners L.L.C.
11100 Santa Monica Boulevard
Los Angeles, California 90025

Scot K. Vorse........................................            146,323(5)                        1.4%
1863 Mango Way
Los Angeles, California 90049

Barry R. Minsky......................................            985,735(6)                        9.8%
c/o Wharton Capital Partners, Ltd.
545 Madison Avenue
New York, New York 10022

Joseph Linehan.......................................                 0                              *
c/o The Union Labor Life Insurance Co.
111 Massachusetts Avenue, N.W.
Washington, DC 20001

                                                            Amount and Nature of             Percent of Class
Name of Beneficial Owner                                    Beneficial Ownership           of Voting Securities
------------------------                                    --------------------           --------------------
Nicholas Bavaro......................................             20,000(7)                          *
c/o EUE/Screen Gems, Ltd.
222 East 44th Street
New York, New York 10017

Rosemary Street Productions, LLC.....................           7,830,430(8)                       59.2%
222 East 44th Street
New York, New York 10017

Dolphin Offshore Partners, L.P.......................           1,262,500(9)                       12.5%
c/o Dolphin Management
129 East 17th Street
New York, New York 10003

Wharton Capital Partners, Ltd........................              690,735                         7.0%
545 Madison Avenue
New York, New York 10022

Ellen Dinerman Little................................           1,864,406(2)                       18.1%
c/o Savitsky & Co.
1901 Avenue of the Stars
Suite 1450
Los Angeles, California 90067

MJ Peckos............................................            10,000(10)                          *

All current executive officers and directors as a              11,262,371(11)                      79.8%
group (9 persons)....................................

---------------------------

*       Less than 1%

(1) Represents shares of common stock beneficially owned by Rosemary Street Productions, LLC ("Rosemary Street"), of which Christopher J. Cooney is one of the two designated managers and president and of which Jeffrey Cooney is one of the two designated managers and creative director.

(2) Represents (i) 1,364,406 shares of common stock held by Ellen Dinerman Little and Robert B. Little (collectively, the "Littles") as community property in a revocable living trust, (ii) 250,000 shares of common stock issuable upon exercise of immediately exercisable options and
        (iii) 250,000 shares of common stock issuable upon exercise of immediately exercisable options granted to such person's spouse which generally only may be exercised by such person's spouse. Such person disclaims beneficial ownership of the shares subject to his or her spouse's options.

(3) Includes 20,427 shares of common stock issuable upon exercise of immediately exercisable options and 4,166 shares of common stock issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Excludes 60,407 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of the date of this proxy statement.

(4) Includes 20,000 shares of common stock issuable upon exercise of immediately exercisable options. Excludes 5,000 shares of common stock issuable upon exercise of options to be granted on the date of the annual meeting, which will become exercisable one year from the date of grant.

(5) Represents (i) 20,000 shares of common stock issuable upon exercise of immediately exercisable options and (ii) 126,323 shares of common stock contributed by Mr. Vorse to a revocable living trust for the benefit of Mr. Vorse's spouse. Excludes 5,000 shares of common stock issuable upon exercise of options to be granted on the date of the annual meeting, which will become exercisable one year from the date of grant.

(6) Represents (i) 690,735 shares of common stock owned by Wharton Capital Partners Ltd., a New York corporation of which Mr. Minsky holds a 50% interest and (ii) 295,000 shares of common stock issuable upon exercise of immediately exercisable warrants, 95,000 of which are held by Mr. Minsky's spouse. Excludes 5,000 shares of common stock issuable upon exercise of options that become exercisable in June 2001.

(7) Represents 20,000 shares of common stock issuable upon exercise of immediately exercisable warrants. Excludes 5,000 shares of common stock issuable upon exercise of options that become exercisable in June 2001.

(8) Includes (i) 1,809,942 shares of common stock issuable on conversion of immediately convertible Series A preferred stock and (ii) 1,613,810 shares of common stock issuable upon exercise of immediately exercisable warrants.

(9) Includes 328,000 shares of common stock issuable upon exercise of currently exercisable warrants. Information provided herein was obtained from a Schedule 13D/A, dated December 31, 1998 filed by Dolphin Offshore Partners, L.P. with the SEC.

(10) Represents 10,000 shares of common stock issuable upon exercise of immediately exercisable options.

(11) Includes shares referred to as being included in notes 1, 2, 3, 4, 5, 6 and 7. Excludes shares referred to in such notes as being excluded.

Lock-Up Agreements

        In connection with the closing of the purchase by Rosemary Street of shares of the Company's common stock, Series A preferred stock and warrants (collectively, the "Securities") in June 2000 (the "Securities Purchase"), each of Robert B. Little and Ellen Dinerman Little entered into a lock-up agreement pursuant to which, without the prior written consent of two officers of the Company (one of which shall be either Christopher J. Cooney or Jeffrey Cooney) and subject to certain exceptions, they agreed not to offer, sell, contract to sell, pledge, gift or otherwise dispose of, directly or indirectly, any shares of common stock, any securities convertible into or exercisable or exchangeable for shares of common stock, or any warrants, options, or other rights to purchase, subscribe for, or otherwise acquire any shares of common stock until June 20, 2001.

        Rosemary Street has agreed that it will not offer, sell, contract to sell, pledge, gift or otherwise dispose of, directly or indirectly, the Securities or any of the voting or dispositive rights to any of the Securities to any person, except in accordance with Rule 144 under the Securities Act and any applicable state securities laws, subject to certain exceptions.

        Until June 20, 2002, Rosemary Street (for itself or for any transferee of the Securities or underlying common stock to the Securities) has agreed that it will not take any direct or indirect action to cause the Company to register any of the Securities or underlying common stock to the Securities for any public sale or distribution pursuant to the Securities Act or any applicable state securities laws, unless Rosemary Street or its transferees have obtained the written consent of the Littles (which may be withheld in their discretion), or if the Littles do not beneficially own 5% or more of the outstanding common stock of the Company at the time Rosemary Street or its transferees desire to publicly sell any of its Securities, then upon the unanimous consent of the board.

                        PROPOSAL 1: ELECTION OF DIRECTORS

        The board of directors is divided into three classes, each of which serves for a term of three years, with only one class of directors being elected in each year. The term of the first class of directors, consisting of William F. Lischak, Joseph Linehan and Barry R. Minsky, will expire at the annual meeting of stockholders to be held in 2002. The term of the second class of directors, consisting of Robert B. Little, Stephen K. Bannon and Christopher J. Cooney, will expire at this year's annual meeting of stockholders and the term of the third class of directors, consisting of Scot K. Vorse, Nicholas Bavaro and Jeffrey Cooney, will expire at the annual meeting of stockholders to be held in 2001. In each case, each director serves from the date of his election until the end of his term and until his successor is elected and qualified.

        Three people will be elected at the annual meeting to serve as directors for a term of three years. The Company has nominated Robert B. Little, Stephen
K. Bannon and Christopher J. Cooney as candidates for election. Unless authority is withheld, the proxies solicited by management will be voted "FOR" the election of these nominees. In case a nominee becomes unavailable for election to the board of directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for a substitute nominee proposed by the board of directors.

Information About the Nominees

        Robert B. Little, 55, has been president of the Company since June 2000 and co-chairman of the board of directors since the merger ("Merger") of Overseas Filmgroup, Inc. ("Pre-Merger Overseas") into the Company in October 1996. Mr. Little also served as co-chief executive officer of the Company from October 1996 to June 2000. Mr. Little co-founded the predecessor of Pre-Merger Overseas in February 1980 and served as chairman of the board of Pre-Merger Overseas from February 1987 until October 1996 and its chief executive officer from February 1990 until October 1996. Mr. Little was a founding member of the American Film Marketing Association, the organization which established the American Film Market, and served multiple terms on its board of directors. In 1993, Mr. Little served on the City of Los Angeles Entertainment Industry Task Force, a task force composed of industry leaders focused on maintaining and enhancing Los Angeles's reputation as the entertainment capital of the world. Mr. Little is also a founding member of The Archive Council, an industry support group for the University of California at Los Angeles Archive Film Preservation Program, and a member of the board of directors of the Antonio David Blanco Scholarship Fund, an endowment fund that annually benefits deserving students in the UCLA Department of Film and Television. Mr. Little was an executive producer of Titus, which was nominated for an Academy Award in 1999.

        Stephen K. Bannon, 46, has been a director of the Company since its inception in December 1993. From October 1996 to June 2000, he served as vice chairman of the board of directors of the Company and chairman of its executive committee. From inception until October 1996, he served as the Company's chairman of the board. From June 1991 through July 1998, Mr. Bannon served as the chief executive officer of Bannon & Co., Inc., an investment banking firm specializing in the entertainment, media and communications industries. In July 1998, Bannon & Co., Inc. was acquired by SG Cowen Securities Corporation, an integrated, full service U.S. securities and investment banking firm. Mr. Bannon served as managing director and co- head of SG Cowen Securities Corporation's media and entertainment group from July 1998 until March 2000. From March 2000 to July 2000, Mr. Bannon was a principal in Bannon Vorse & Co., a private equity firm specializing in investments in the media and entertainment industries. In July 2000, Mr. Bannon founded and is currently a managing partner of Jefferies Bannon Media Partners L.L.C. As part of an investment banking assignment, from April 1994 to December 1995, Mr. Bannon served as acting chief executive officer of SBV, a division of Decisions Investment Corp., which operates the Biosphere 2 project near Oracle, Arizona. Mr. Bannon is a registered principal with the National Association of Securities Dealers, Inc. ("NASD"). Mr. Bannon was an executive producer of Titus, which was nominated for an academy award in 1999.

        Christopher J. Cooney, 40, has served as co-chairman of the board and chief executive officer of the Company since June 2000. Since August 1999, Mr. Cooney has served as president of Rosemary Street, a New York-based entertainment holding company. Since 1986, Mr. Cooney has served in various positions at EUE/Screen Gems, Ltd. ("EUE/Screen Gems"), a New York- based television commercial facility and production house, including as head of production from 1986 to 1988, as vice president in charge of all facilities from 1988 to 1992 and as vice president of physical production from 1992 to 1996. In 1996, Mr. Cooney led EUE/Screen Gems in the acquisition of DeLaurentis Studios in Wilmington, North Carolina. Since 1996, Mr. Cooney has been responsible for overseeing all commercial and daytime television production for the North Carolina operations of EUE/Screen Gems. Mr. Cooney also holds an ownership interest in EUE/Screen Gems. In 1984, Mr. Cooney formed Total Picture Company to produce concert films, commercials and videos for record labels and musical instrument manufacturers. Prior to that, Mr. Cooney was employed by Independent Artists as an assistant producer of international television commercials. Mr. Cooney received his B.A. from Boston University. Christopher Cooney is the brother of Jeffrey Cooney, the executive vice president - creative affairs and a director of the Company.

Information About Other Directors

        Scot K. Vorse, 40, became a director of the Company in January 1995. From January 1995 until October 1996, he served as treasurer and secretary of the Company, and from January 1995 until November 1996, he served as its vice president. From June 1991 through July 1998, Mr. Vorse served as an executive vice president and the chief financial officer of Bannon & Co., Inc., an investment banking firm specializing in the entertainment, media and communications industries. In July 1998, Bannon & Co., Inc., was acquired by SG Cowen Securities Corporation, an integrated, full service U.S. securities and investment banking firm. Mr. Vorse served as managing director and co-head of SG Cowen Securities Corporation's media and entertainment group from July 1998 until March 2000. From March 2000 to July 2000, Mr. Vorse was a principal in Bannon Vorse & Co., a private equity firm specializing in investments in the media and entertainment industries. Since July 2000, Mr. Vorse has been managing his personal investments. Mr. Vorse is a registered principal with the NASD.

        Nicholas Bavaro, 60, has served as a director of the Company since June 2000. Mr. Bavaro has served as vice president and chief financial officer of EUE/Screen Gems since 1983, when Columbia Pictures International ("Columbia") sold its Screen Gems division. From 1961 to 1983, Mr. Bavaro served in various positions at Columbia, including as an employee in the financial department from 1961 to 1967, as comptroller of the Screen Gems division from 1967 to 1973 and as vice president and chief financial officer of that division from 1974 to 1983.

        Jeffrey Cooney, 42, has served as executive vice president, creative affairs and a director of the Company since June 2000. Since August 1999, Mr. Cooney has served as creative director of Rosemary Street. Mr. Cooney also holds an ownership interest in EUE/Screen Gems. In 1990, Mr. Cooney formed Jeffrey Cooney Films and until August 1999 directed commercials for clients such as Kodak, Mitsubishi, Procter & Gamble and General Mills. Mr. Cooney received a B.A. in English from Holy Cross College. Jeffrey Cooney is the brother of Christopher Cooney, the co-chairman of the board and chief executive officer of the Company.

        William F. Lischak, 43, has served as chief operating officer, chief financial officer, secretary and a director of the Company since October 1996. Mr. Lischak served as chief operating officer of Pre-Merger Overseas from

September 1990 until October 1996 and its chief financial officer from September 1988 until October 1996. Mr. Lischak, a certified public accountant, previously had worked in public accounting, including from 1982 to 1988 with the accounting firm of Laventhol & Horwath. Mr. Lischak has a masters degree in taxation and has taught courses in the extension program at UCLA in accounting, finance and taxation for motion pictures and television. Mr. Lischak attended New York University's Tisch School of Arts and received a bachelor's degree in business administration from New York University's Leonard N. Stern School of Business.

        Joseph Linehan, 39, has served as a director of the Company since June 2000. Mr. Linehan has been employed in various capacities with The Union Labor Life Insurance Co. since 1984. Since December 1999, Mr. Linehan has served as vice president-private capital and vice president-securities. From May 1998 to December 1999, Mr. Linehan served as second vice president-investments and from February 1993 to May 1998, Mr. Linehan served as assistant vice president-investments. Mr. Linehan received a B.A. and M.B.A. from the University of Maryland.

        Barry R. Minsky, 57, has served as a director of the Company since June 2000. Since 1977, Mr. Minsky has served as president of Wharton Capital Corporation and since 1996 as chief executive officer of Wharton Capital Partners, Ltd., a New York-based investment banking firm which, along with its partners, facilitates financing for public companies and institutional clients. Mr. Minsky has assisted public and private corporations in merger and acquisition activities, sourcing financing and developing financial strategies. Mr. Minsky also has experience in music publishing, film libraries, motion picture production and distribution. Mr. Minsky received a B.S. in economics and graduated on the dean's list from the Wharton School, University of Pennsylvania.

Board of Directors' Meetings and Committees

        During 1999, the board of directors met four times and acted by unanimous consent on two occasions. The Company has standing executive, compensation and audit committees of the board of directors. The Company does not have a standing nominating committee.

        Executive Committee

        Christopher J. Cooney, Robert B. Little, William F. Lischak and Stephen
K. Bannon currently serve on the executive committee, with Christopher J. Cooney serving as chairman of such committee. Stephen K. Bannon, Robert B. Little and Ellen Dinerman Little, former co-chairman, co-chief executive officer and president of the Company, served on the executive committee during 1999. During intervals between the meetings of the board of directors, the executive committee exercises all powers of the board of directors (except those powers specifically reserved by Delaware law or the Company's by-laws to the full board of directors) in the management and direction of the business and conduct of the Company's affairs in all cases in which specific directions have not been given by the board. During 1999, the executive committee met three times.

        Compensation Committee

        William F. Lischak, Joseph Linehan and Stephen K. Bannon currently serve on the compensation committee, with William F. Lischak serving as chairman of such committee. Stephen K. Bannon and Scot K. Vorse served on the compensation committee during 1999. The compensation committee administers the Company's stock option plans to the extent contemplated thereby and reviews, approves, and makes recommendations with respect to compensation of officers, consultants and key employees. During 1999, the compensation committee met twice.

         Audit Committee

        The audit committee currently consists of Scot K. Vorse, Stephen K. Bannon and Nicholas Bavaro, with Nicholas Bavaro serving as chairman of such committee. The functions of the audit committee are: to review and approve the selection of, and all services performed by, the Company's independent auditors; to meet and consult with and to receive reports from, the Company's independent auditors and the Company's financial and accounting staff; and to review and act with respect to the scope of the Company's audit procedures, accounting practices and internal accounting and financial controls. During 1999, the audit committee met once.

Voting Agreement

        In June 2000, the Company, Rosemary Street, the Littles, MRCo., Inc., a member of Rosemary Street ("MRCo."), Christopher J. Cooney and Jeffrey Cooney entered into a voting agreement, which provides that so long as Robert B. Little is employed as president of the Company or the Littles own no less than 5% of the issued and outstanding voting securities of Company, the Company will nominate and Rosemary Street will vote for Robert B. Little to serve as a member of the board. So long as Christopher J. Cooney and Jeffrey Cooney own, in the aggregate, directly or indirectly, no less than 5% of the issued and outstanding voting securities of the Company, the Company will nominate and the Littles and other members of Rosemary Street will vote for Christopher J. Cooney and Jeffrey Cooney to serve as members of the board. So long as MRCo. owns no less than 5% of the issued and outstanding voting securities of the Company, the Company will nominate and the Littles and other members of Rosemary Street will vote for Joseph Linehan to serve as a member of the board. The voting agreement further provides that if the size of the board is increased from nine members to eleven members prior to June 20, 2002, Rosemary Street has the right to designate for election or appoint as directors the two persons to fill the vacancies created by the increase. The Littles have agreed to vote all of their shares of the Company's voting securities for the election of Rosemary Street's two nominees in this situation.

Director Compensation

        Pursuant to the automatic option grant program under the Company's 1996 Basic Stock Option Plan ("Basic Option Plan"), each non-employee director on October 31, 1996 was automatically granted a non-qualified option to purchase 5,000 shares of common stock. In addition, each non-employee director receives an automatic grant of a non-qualified option to purchase 5,000 shares of common stock (i) upon becoming a board member, whether through election at a meeting of the Company's stockholders or through appointment by the board of directors, and
(ii) on the date of each annual meeting of stockholders, if he or she is to continue to serve as a board member after the meeting and has served as a non-employee director for at least six months. Each such automatic option grant is exercisable at the fair market value of the common stock on the date of the automatic grant and generally is exercisable after completion of one year of service to the board measured from the automatic grant date. In addition, the Company reimburses all directors for travel and related expenses incurred in connection with their activities on behalf of the Company. Directors are not otherwise compensated for serving on the board.

Executive Compensation

        The following Summary Compensation Table sets forth the total compensation paid or accrued during 1997, 1998 and 1999 to the Company's co-chief executive officers (Ellen Dinerman Little and Robert B. Little) and to each of the Company's other two most highly compensated executive officers who earned more than $100,000 in 1999 (William F. Lischak and MJ Peckos). Following the Summary Compensation Table is a table that indicates whether any of these executive officers exercised options in fiscal 1999 and includes the number and value of unexercised options held by them at December 31, 1999.


                                            SUMMARY COMPENSATION TABLE

                                                                                                        Long Term
                                                                                                      Compensation
                                                               Annual Compensation                       Awards
                                                  ----------------------------------------------     ---------------
                                                                                       Other           Securities
                                                                                       Annual          Underlying       All Other
Name and                                                                              Compen-         Options/SARS       Compen-
Principal Position                    Year         Salary ($)       Bonus ($)        sation ($)            (#)          sation ($)
-------------------------------     ---------     -------------    -----------      ------------     -------------    -------------
Robert B. Little                      1999           125,000(2)      25,000(3)         11,852(4)            0          34,791(5)
Co-chairman of the Board and          1998           125,000(6)      25,000(3)         26,985(7)            0          48,101(8)
 President; former Co-chief           1997           125,000         27,404(3)         40,511(9)            0          16,695(10)
 Executive Officer(1)

Ellen Dinerman Little                 1999           125,000(2)      25,000(3)           0   (12)           0         22,638(12)
Former Co-chairman of the             1998           125,000(13)     25,000(3)         17,203(14)           0         19,642(15)
 Board, Co-chief Executive            1997           125,000         27,404(3)         27,134(16)           0         23,895(17)
 Officer and President(11)

William F. Lischak                    1999           200,000         50,000             -    (22)         10,000       12,528(18)
Chief Operating Officer, Chief        1998           193,209         50,000             -    (22)            0         10,677(19)
 Financial Officer and                1997           175,000         53,365             -    (22)            0          9,410(20)
 Secretary

MJ Peckos                             1999           150,000            0               -    (22)         10,000        5,081(21)
Senior Vice President,                1998           153,224            0               -    (22)            0          4,985(21)
 Domestic Distribution and            1997           156,483         20,000             -    (22)            0          2,923(21)
 Marketing

-----------------------

(1) Mr. Little was employed by the Company as its co-chairman of the board and co-chief executive officer during 1999. In connection with the closing of the Securities Purchase with Rosemary Street in June 2000, the Company amended Mr. Little's existing employment agreement to provide for him to serve as its co-chairman of the board and president.

(2) Represents salary earned by Mr. Little pursuant to his employment agreement, the payment of $193,065 of which was made or forgiven in June 2000.

(3)  Includes bonus of $25,000, payment of which was made or forgiven in June
     2000.

(4) Represents $10,987 for automobile lease payments and $865 in automobile expenses.

(5) Represents $32,480 in life insurance premiums paid or accrued by the Company for the benefit of Mr. Little and $2,311 in disability insurance premiums paid by the Company for the benefit of Mr. Little.

(6) Represents salary earned by Mr. Little pursuant to his employment agreement, payment of $68,066 of which was made or forgiven in June 2000.

(7) Represents $11,985 for automobile lease payments, $10,700 in business management and accounting fees paid by the Company on behalf of Mr. Little and $4,300 in business management and accounting fees to which Mr. Little was entitled to reimbursement, payment of which was made in June 2000.

(8) Represents $2,266 in contributions made by the Company on behalf of Mr. Little pursuant to the Company's 401(k) Plan, $34,258 in life insurance premiums paid or accrued by the Company for the benefit of Mr. Little, $2,123 in disability insurance premiums paid by the Company for the benefit of Mr. Little and $9,454 in tax preparation fees for 1996 for which Mr. Little was entitled to reimbursement, payment of which was made in June 2000.

(9) Represents $13,499 for automobile lease payments, $25,301 in business management and accounting fees and $1,711 in automobile expenses paid by the Company on behalf of Mr. Little.

(10) Represents $2,625 in contributions made by the Company on behalf of Mr. Little pursuant to the Company's 401(k) Plan, $2,131 representing reimbursement of disability insurance premiums paid by the Company for the benefit of Mr. Little and $11,939 in life insurance premiums for which Mr. Little was entitled to reimbursement, payment of which was made in June 2000.

(11) Ms. Little was employed by the Company as its co-chairman of the board, co-chief executive officer and president during 1999. In connection with the closing of the Securities Purchase with Rosemary Street, in June 2000 the Company terminated Ms. Little's employment agreement.

(12) Represents $20,225 in life insurance premiums paid or accrued by the Company for the benefit of Ms. Little and $2,413 in disability insurance premiums paid by the Company for the benefit of Ms. Little.

(13) Represents salary earned by Ms. Little pursuant to her employment agreement, payment of $68,063 of which was made or forgiven in June 2000.

(14) Represents $10,700 of business management and accounting fees paid by the Company on behalf of Ms. Little, $2,203 in automobile expenses and $4,300 of business management and accounting fees to which Ms. Little was entitled to reimbursement, payment of which was made in June 2000.

(15) Represents $2,267 in contributions made by the Company on behalf of Ms. Little pursuant to the Company's 401(k) Plan, $15,100 in life insurance premiums paid or accrued by the Company for the benefit of Ms. Little and $2,275 in disability insurance premiums paid by the Company for the benefit of Ms. Little.

(16) Represents $25,301 of business management and accounting fees paid by the Company on behalf of Ms. Little and $1,833 in automobile expenses.

(17) Represents $2,633 in contributions made by the Company on behalf of Ms. Little pursuant to the Company's 401(k) Plan, $2,353 representing reimbursement of disability insurance premiums paid by the Company for the benefit of Ms. Little and $18,906 in life insurance premiums for which Ms. Little was entitled to reimbursement, payment of which was made in June 2000.

(18) Represents $3,569 in contributions made the Company on behalf of Mr. Lischak pursuant to the Company's 401(k) Plan, $7,295 in life insurance premiums for which Mr. Lischak is entitled to reimbursement and $1,664 in disability insurance premiums paid by the Company for the benefit of Mr. Lischak.

(19) Represents $3,077 in contributions made by the Company on behalf of Mr. Lischak pursuant to the Company's 401(k) Plan, $5,135 for life insurance premiums paid by the Company for the benefit of Mr. Lischak and $2,463 for disability insurance premiums paid by the Company for the benefit of Mr. Lischak.

(20) Represents $3,256 in contributions made by the Company on behalf of Mr. Lischak pursuant to the Company's 401(k) Plan, $4,622 for life insurance premiums paid by the Company for the benefit of Mr. Lischak and $1,532 for disability insurance premiums paid by the Company for the benefit of Mr. Lischak.

(21) Represents the Company's contributions on behalf of Ms. Peckos pursuant to the Company's 401(k) Plan.

(22) Perquisites with respect to the executive officer did not exceed the lesser of $50,000 or 10% of the executive officer's salary and bonus.


                                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                                   YEAR AND FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                                        Number of Securities           Value of Unexercised
                                                                       Underlying Unexercised              In-the-Money
                                   Shares                                 Options/SARs at                Options/SARs at
                                  Acquired            Value              December 31, 1999              December 31, 1999
                                 on Exercise        Realized         Exercisable/Unexercisable      Exercisable/Unexercisable
Name                                 (#)               ($)                      (#)                            ($)
---------------------------     -------------     -------------      --------------------------     --------------------------
Ellen Dinerman Little                 0                 0                 700,000/400,000                      0/0
Robert B. Little                      0                 0                 700,000/400,000                      0/0
William F. Lischak                    0                 0                     10,000/0                         0/0
MJ Peckos                             0                 0                     10,000/0                         0/0

---------------------

(1) Although the Basic Option Plan provides for the granting of stock appreciation rights, no grant of such rights has been made by the Company.

Compensation Arrangements for Current Executive Officers

        Christopher J. Cooney

        In June 2000, the Company entered into an employment agreement with Christopher J. Cooney, which provides for Mr. Cooney to serve as the Company's co-chairman of the board and chief executive officer for a one-year term ending in June 2001. Mr. Cooney receives a base salary of $200,000 and will receive an annual $25,000 bonus if the Company's pre-tax profits exceed $500,000 in any year during the term. Mr. Cooney also will be entitled to an additional bonus, if any, as may be established by the board at the beginning of the employment term based on the Company achieving certain profit targets. The agreement contains a non-compete clause whereby Mr. Cooney agreed not to compete with the Company for the duration of the agreement.

        Robert B. Little

        In June 2000, the Company entered into an amended and restated employment agreement with Robert B. Little, which provides for Mr. Little to serve as the Company's co-chairman of the board and president for a three-year term ending in June 2003. Mr. Little receives a base salary of $300,000 and a guaranteed bonus of $50,000, which will be increased by $25,000 on a cumulative basis for each year of the employment term in which the Company's pre-tax profits exceed $500,000. Mr. Little also will be entitled to an additional bonus, if any, as may be established by the board at the beginning of each year of the employment term based on the Company achieving certain profit targets. If the Company's pre-tax profits in any two of the three years of the initial employment term exceed $500,000 or the Company's average pre-tax profits over the three-year employment term exceed $500,000, Mr. Little's employment agreement will be automatically renewed on the same terms for an additional two-year term. Regardless of whether the Company has achieved the profits target, the Company may give Mr. Little written notice at least six months prior to the expiration of the initial employment term that the Company elects to extend the initial term for an additional two years. If the initial term is not renewed, Mr. Little will be entitled to receive $400,000 in cash, payable in six equal monthly installments of $66,666, with the first payment to be made within 30 days after termination of the initial term. The agreement contains a non-compete clause whereby Mr. Little agreed not to compete with the Company for the duration of the agreement and for one year after its termination.

        William F. Lischak

        In June 2000, the Company entered into an amended and restated employment agreement with William F. Lischak, which provides for Mr. Lischak to serve as the Company's chief operating officer and chief financial officer for a three-year term ending in June 2003. Mr. Lischak receives a base salary of $225,000 and a guaranteed bonus of $50,000, which will be increased by $15,000 on a cumulative basis for each year of the employment term in which the Company's pre- tax profits exceed $500,000. Mr. Lischak also will be entitled to an additional bonus, if any, as may be established by the board at the beginning of each year of the employment term based on the Company achieving certain profit targets. If the Company achieves its profits target, Mr. Lischak's employment agreement will be automatically renewed on the same terms for an additional two-year term. Regardless of whether the Company has achieved the profits target, the Company may give Mr. Lischak written notice at least six months prior to the expiration of the initial employment term that the Company elects to extend the initial term for an additional two years. If the initial term is not renewed, Mr. Lischak will be entitled to receive $300,000 in cash, payable in six equal monthly installments of $50,000, with the first payment to be made within 30 days after termination of the initial term. The agreement contains a non-compete clause whereby Mr. Lischak agreed not to compete with the Company for the duration of the agreement and for one year after its termination.

        In connection with the Securities Purchase with Rosemary Street, the Company granted Mr. Lischak an option under its Basic Option Plan to purchase 75,000 shares of common stock at an exercise price of $3.40 per share. As of the record date, 10,427 options were exercisable. 2,083 options will become exercisable on the last day of each of the next 31 consecutive months in 31 monthly installments. Once exercisable, the options will remain exercisable until June 2005.

        Jeffrey Cooney

        In June 2000, the Company entered into an employment agreement with Jeffrey Cooney, which provides for Mr. Cooney to serve as the Company's executive vice president-creative affairs for a three-year term ending in June 2003. Mr. Cooney receives a base salary of $60,000 and will receive a $25,000 bonus for each year of the employment term in which the Company's pre-tax profits exceed $500,000. Mr. Cooney also will be entitled to an additional bonus, if any, as may be established by the board at the beginning of each year of the employment term based on the Company achieving certain profit targets. If the Company achieves its profits target, Mr. Cooney's employment agreement will be automatically renewed on the same terms for an additional two-year term. Regardless of whether the Company has achieved the profits target, the Company may give Mr. Cooney written notice at least six months prior to the expiration of the initial employment term that the Company elects to extend the initial term for an additional two years. If the initial term is not renewed, Mr. Cooney will be entitled to receive $100,000 in cash, payable in six equal monthly installments of $16,666.67, with the first payment to be made within 30 days after termination of the initial term. The agreement contains a non-compete clause whereby Mr. Cooney agreed not to compete with the Company for the duration of the agreement and for one year after its termination.

First Look Agreement with The Little Film Company, Inc. and Ellen Dinerman
Little

       Until June 2000, Ellen Dinerman Little was employed by the Company as its co-chairman of the board, co-chief executive officer and president. In June 2000, the Company and Ms. Little terminated Ms. Little's existing employment agreement and the Company entered into a first look agreement with The Little Film Company, Inc. and Ms. Little. The agreement provides for a three- year term ending in June 2003. The Little Film Company will receive:

     o    an annual fee of $100,000;

     o a discretionary revolving development fund of $100,000 for The Little Film Company's use in the option/acquisition of literary properties, engagement of writers and other customary development costs; and

     o customary overhead, including office space, staff, telephone and reasonable travel costs.

The Little Film Company also will be compensated on a project-by-project basis. The Company will have an exclusive "first look" on any project that The Little Film Company owns or controls or which it has the right to submit to the Company or any project that it has the right to acquire or may wish to acquire to development or production. The Little Film Company shall furnish to the Company the services of Ms. Little in connection with the development and possible production of theatrical motion pictures based upon accepted Artist Submissions (as defined in the agreement).

Stock Option Plans

        The Company has two stock-based incentive compensation plans for its employees, directors and other persons who provide services to the Company: the Amended and Restated 1996 Special Stock Option Plan and Agreement ("Special Option Plan") and the 1996 Basic Stock Option Plan ("Basic Option Plan"). The plans currently are administered by the compensation committee to the extent contemplated by the respective plans.

        Special Option Plan

        The Special Option Plan primarily provides equity incentives to each of Robert B. Little and Ellen Dinerman Little. Under the Special Option Plan, on October 31, 1996, each of Ms. Little and Mr. Little was granted two non-qualified options for a total of 1,100,000 shares of common stock:

        o one option to purchase 537,500 shares of the Company's common stock at an exercise price of $5.00 per share, exercisable on October
             31, 1996 for 100,000 shares with the balance vesting in five equal annual installments beginning on October 30, 1997 and

        o one option to purchase 562,500 shares of the Company's common stock at an exercise price of $8.50 per share, vesting in five equal annual installments beginning on October 30, 1997.

All 2,200,000 shares of common stock initially reserved for issuance under the Special Option Plan were subject to the options granted to the Littles.

        In June 2000, the Company amended the Special Option Plan. Pursuant to this amendment, the Company cancelled all of the options outstanding under the Special Option Plan and granted each of Ms. Little and Mr. Little an option to purchase 250,000 shares of common stock at an exercise price of $3.40 per share. The options are immediately exercisable and expire in June 2005.

        Basic Option Plan

        The Company's regular full-time employees, non-employee members of the board of directors, independent consultants and other persons who provide services to the Company on a regular or substantial basis are generally eligible to participate in the Basic Option Plan. Currently, 550,000 shares of the Company's common stock are reserved for issuance under the Basic Option Plan. As of the record date, options to purchase an aggregate of 259,500 shares of common stock were outstanding under the Basic Option Plan with exercise prices ranging from $1.875 to $5.25.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The purpose of this report is to inform the Company's stockholders of the bases for the co- chief executive officers' compensation for the last fiscal year and the compensation policies applicable to the compensation of the Company's executive officers, including the relationship of corporate performance to executive compensation.

        In June 2000, in connection with the Securities Purchase by Rosemary Street, the Company entered into an amended and restated employment agreement with Robert B. Little, which provides for Mr. Little to serve as the Company's co-chairman of the board and president. The Company also entered into an amended and restated employment agreement with William F. Lischak, which provides for Mr. Lischak to serve as the Company's chief operating officer and chief financial officer. Until June 2000, Ellen Dinerman Little was employed by the Company as its co-chairman of the board, co-chief executive officer and president. In June 2000, the Company and Ms. Little terminated Ms. Little's existing employment agreement and the Company entered into a first look agreement with the Little Film Company and Ms. Little. The terms of Messrs. Little and Lischak's employment agreements are described in "Compensation Arrangements for Current Executive Officers" and the terms of Ms. Little's first look agreement are described in "First Look Agreement with the Little Film Company, Inc. and Ellen Dinerman Little." Since this report relates to compensation during fiscal 1999, these new agreements are not discussed in detail herein.

        Executive Compensation Philosophy. The compensation committee believes that the Company's executive officers should be compensated on a basis generally competitive with other quality companies in order to attract, retain and motivate the qualified executives critical to the Company's long-term success. The compensation committee further believes that, where possible, compensation of such officers should be linked in part to operating performance. Often this can be done by the grant of stock options. The Company does not apply specific formulas or procedures in every case to link executive compensation to corporate performance or to achieve other compensation goals. Instead, the Company can be flexible in the manner in which it seeks to achieve its compensation goals given the relatively small number of executive officers of the Company. This permits the Company to structure the compensation arrangements of its executive officers with a view to the Company's compensation goals on a case-by-case basis.

        Co-Chief Executive Officers' Compensation for Fiscal 1999. Ellen Dinerman Little and Robert B. Little became co-chief executive officers of the Company upon consummation of the Merger in October 1996 and entered into five-year employment agreements with the Company which, among other things, governed the annual compensation paid to Ms. Little and Mr. Little in 1999. The terms of their employment agreements were negotiated between the Company and Ms. Little and Mr. Little, respectively, prior to the Merger in 1996. In connection with the negotiation of their employment agreements, the Company considered the advice and recommendations of the Company's financial advisors, information publicly available or known in the motion picture industry regarding employment arrangements of chairmen and/or chief executive officers (who perform functions substantially similar to those performed by Ms. Little and Mr. Little, respectively) of publicly-held entertainment companies, and information regarding the compensation of executive officers in similar positions and performing similar functions in privately-held motion picture production companies as was publicly available.

        Compensation paid to Ms. Little and Mr. Little, respectively, pursuant to their employment agreements in 1999 was not based on any specific quantitative or qualitative criteria relating to the Company's financial performance. The Special Option Plan primarily provides equity incentives to the co-chief executive officers, thus linking their compensation to the Company's performance. Adoption and execution of the Special Option Plan was a condition to the Merger, and the terms of the Special Option Plan and the grants of options pursuant thereto were negotiated between the parties to the Merger in 1996. All 2,200,000 shares of common stock initially reserved for issuance under the Special Option Plan were subject to the options granted to Ms. Little and Mr. Little upon consummation of the Merger. In connection with the closing of the Securities Purchase by Rosemary Street in June 2000, the Company amended the Special Option Plan. Pursuant to this amendment, the Company cancelled all of the Littles' existing options and granted each of them an option to purchase 250,000 shares of common stock at an exercise price of $3.40 per share. The options are immediately exercisable and expire in June 2005.

        In light of the Company's working capital requirements in 1999, Ms. Little and Mr. Little agreed to continue to defer payment to them of certain amounts otherwise payable to them, including, among other things, an aggregate of $125,000 in bonuses payable to them under their previous employment agreements and an aggregate of approximately $135,476 in expenses for which they were entitled to reimbursement under their previous employment agreements. In June 2000, in connection with the Securities Purchase by Rosemary Street, such bonuses were paid and such expenses were reimbursed.

        Compensation of Other Executive Officers. The Company attempts to attract and retain the most qualified individuals to serve as executive officers of the Company within the parameters of reasonable budgetary constraints. The employment marketplace for highly qualified individuals with experience in the motion picture industry is competitive. The Company competes for the services of its executive officers with several "major" film studios which are dominant in the motion picture industry (including The Walt Disney Company, Paramount Pictures Corporation, Universal Pictures, Sony Pictures Entertainment, Inc., Twentieth Century Fox, Warner Brothers Inc. and MGM/UA) as well as numerous independent motion picture and television production and distribution companies, including Lion's Gate Entertainment Corp., Morgan Creek Productions, Inc., New Regency Productions, Inc., Trimark Holdings, Inc. and USA Networks, Inc., many of whom have substantially greater resources than the Company and are able to offer more attractive non-salary benefits than the Company. In order to attract qualified executives, the Company generally offers total compensation packages within the competitive range of those offered by other prospective employers. With respect to the compensation of executive officers other than the co-chief executive officers, the compensation committee has relied to a great extent upon the recommendations of the Company's co-chief executive officers who observe and evaluate the performance of the Company's executive officers in the regular course of the Company's business and operations.

        The compensation of both William F. Lischak, the chief operating officer, chief financial officer, secretary and a director, and MJ Peckos, senior vice president, domestic distribution and marketing, was established at the time of the Merger and took into account the recommendation of Ms. Little and Mr. Little. Mr. Lischak served as Pre-Merger Overseas' chief operating officer from September 1990 to October 1996 and chief financial officer from September 1988 to October 1996. Pursuant to the merger agreement, a condition to consummation of the Merger was the execution by Mr. Lischak of an employment agreement with the Company. As with the employment agreements of Ms. Little and Mr. Little, the terms of Mr. Lischak's employment agreement were negotiated between the parties to the Merger in 1996, and took into account publicly available information regarding employment arrangements of chief operating and/or chief financial officers of publicly-held and privately-held entertainment companies.

        Basic Option Plan. The Basic Option Plan provides an incentive for key employees, directors and consultants of the Company to increase stockholder value by aligning such persons own interests with those of the Company's stockholders. The Basic Option Plan is administered by the compensation committee which determines who shall be granted options and the terms of such option grants. Options (other than automatic grants to non-employee directors under the plan) will be granted at the discretion of the compensation committee, generally taking into account, among other things, (i) the recommendations of the co-chief executive officers as to grants for other officers, (ii) prior grants to the officer, (iii) the salary level of the officer and (iv) subjective evaluations of performance. There is no particular formula governing the number of option shares to be awarded to any particular person. The compensation committee anticipates that most options will be granted at the fair market value of the common stock on the date of grant.

        Conclusion. The compensation committee believes that the compensation provided to the co-chief executive officers and to the Company's other executive officers is fair, reasonable and in the best interests of the stockholders of the Company.

        Submitted by:      Stephen K. Bannon
                           Scot K. Vorse

Compensation Committee Interlocks and Insider Participation

        The Company's compensation committee was established in October 1996 and currently consists of William Lischak, Joseph Linehan and Stephen K. Bannon. Mr. Lischak has served as chief operating officer, chief financial officer, secretary and a director of the Company since October 1996. Mr. Linehan has served as a director of the Company since June 2000. Mr. Bannon was chairman of the board of directors of the Company during 1996 until consummation of the Merger and served as vice chairman of the board of directors and chairman of the executive committee from October 1996 to June 2000. Stephen K. Bannon and Scot
K. Vorse served on the compensation committee during 1999. Mr. Vorse served as vice president, treasurer and secretary of the Company during 1996 through consummation of the Merger. The compensation committee currently administers both of the Company's stock option plans to the extent contemplated thereby.

Performance Graph

        The graph below compares the cumulative total return on the Company's common stock with the cumulative total return of (i) the Standard & Poor's SmallCap 600 Index ("S&P Index"), (ii) the Russell 2000 Index and (iii) an industry peer group composed of other companies in the motion picture industry:
The Kushner-Locke Company and Trimark Holdings, Inc. ("Peer Group"). The graph assumes $100 was invested on February 17, 1995 (the date the Company's common stock began trading on the OTC Bulletin Board) in shares of the Company's common stock, the stocks comprising the S&P Index, the stocks comprising the Russell 2000 Index and the stocks comprising the Peer Group. The returns have been calculated assuming reinvestment of dividends. The Company has not paid any dividends.

                 Comparison of 58 Month Cumulative Total Return
           Among Overseas Filmgroup, Inc., The S&P SmallCap 600 Index,
                     The Russell 2000 Index and a Peer Group


        Company          February       December       December        December       December      December
       Name/Index        17, 1995       31, 1995       31, 1996        31, 1997       31, 1998      31, 1999
---------------------  ------------ -------------- -------------- --------------- ------------- --------------
    S&P SmallCap 600        100           132            160             201            206           232
      Russell 2000          100           129            151             185            180           218
       Peer Group           100            77             62              66            105            72
   Overseas Filmgroup       100           112            109              49             47            53

Certain Relationships and Related Transactions

        On October 31, 1996, as part of the consideration to them in the Merger, the Company issued to Robert B. Little and Ellen Dinerman Little a $2,000,000 secured promissory note, bearing interest at the rate of 9% per annum, with principal and interest originally payable in monthly installments of $41,517 over a five year period ending October 1, 2001. In June 2000, pursuant to a note and debt contribution agreement between the Company and the Littles entered into in connection with the Securities Purchase by Rosemary Street, the Littles forgave the principal amount and interest accrued under the note.

        The Littles had agreed to defer all payments under the note until outstanding borrowings under the operating facility portion of the Company's previous credit facility with Coutts & Co. was reduced to at least $5,000,000. However, a later amendment to the credit facility with Coutts & Co. permitted the Company to pay to the Littles an amount equal to their aggregate weekly salary without interest on a weekly basis towards repayment of the note so long as the Littles deferred the payments until the deferral lapse date. Pursuant to the note and debt contribution agreement, the Company paid the Littles $564,524 in accrued salaries owed by the Company to them and the Littles forgave $125,131 of accrued salaries. The Company also repaid the Littles $135,476 in expenses owed to them under their respective employment agreements.

        In connection with the Merger, the Company entered into a tax reimbursement agreement with Ms. Little, Mr. Little and Mr. Lischak. In June 2000, pursuant to the note and debt contribution agreement, the Company paid the Littles $200,000, representing the entire amount owed by the Company to them under the provisions of the tax reimbursement agreement.

        In December 1997 and February 1998, the Littles loaned the Company an aggregate of $400,000 in order to provide a portion of the funds required by the Company for the print and advertising costs associated with the domestic theatrical release by the Company of Mrs. Dalloway. Pursuant to the note and debt contribution agreement, the Company repaid the aggregate principal amount of this loan to the Littles and the Littles forgave $78,101 of accrued and unpaid interest on the loan.

        Alessandro Fracassi, who served on the Company's board of directors from October 1996 until June 2000, is the sole owner of Original Film Company, an Italian corporation, which owns or controls, together with certain of its affiliates, distribution rights to 13 motion pictures for which the Company acts as sales agent pursuant to various agreements. In exchange for licensing distribution rights to such films on behalf of Original and its affiliates, the Company receives a sales agency fee generally ranging from 5% to 15% of the revenues generated by such licensing, depending on the film. During 1999, sales or licenses of distribution rights to films by the Company generated approximately $20,100 of gross revenues.

        Mr. Fracassi is also the President and owner of Racing Pictures, an Italian corporation which is engaged in the production and distribution of motion pictures. In 1990 and 1991, Pre-Merger Overseas licensed to Racing Pictures various distribution rights to approximately 86 motion pictures which the Company owns or for which it controls various distribution or sales agency rights. The licenses, which generally have terms of six to twelve years, obligated Racing Pictures to pay aggregate minimum guarantees of approximately $2,900,000 to Pre-Merger Overseas. With respect to video distribution rights granted to Racing Pictures pursuant to such licenses, the Company is generally entitled to a 25% royalty on all gross receipts of Racing Pictures relating to Racing Pictures' exploitation of such video distribution rights. With respect to television rights granted to Racing Pictures pursuant to such licenses, Racing Pictures is generally entitled to a distribution fee of 25% of gross receipts from exploitation of such television rights and recoupment of all Racing Pictures' distribution expenses. The Company is entitled to the balance of the gross receipts of Racing Pictures from exploitation of the television rights. Both the video royalty payable to the Company and its share of the gross receipts from Racing Pictures' exploitation of the television rights are applied first to Racing Pictures' recovery of the minimum guarantees. In September 1996, the Company agreed that $413,000 in then past due minimum guarantees owed by Racing Pictures to the Company were to be paid to the Company, without interest, by September 30, 1998, which was later extended to April 1, 2000. During 1998, $264,000 was paid by Racing Pictures to the Company. As of the record date, $149,000 remains outstanding. In 1999, no portion of such amount was paid by Racing Pictures to the Company all with respect to films for which the Company owns the copyright. Upon payment by Racing Pictures of the remaining $149,000 of such minimum guarantees to the Company, the Company would be entitled to retain approximately $17,800 of the total amount as distribution fees, with the remainder of such amount to be paid to the various parties from which distribution rights to the films licensed to Racing Pictures were acquired.

        Racing Pictures also owns or controls distribution rights to three motion pictures for which the Company acts as sales agent or distributor pursuant to various agreements. In exchange for licensing distribution rights in such films, the Company receives a fee generally ranging from 10% to 20% of the revenues generated by such licensing, depending on the film. During 1999, sales or licenses of distribution rights to such films by the Company generated $18,815 in total revenues, of which the Company retained approximately $7,500 in fees.

        In October 2000, the Company entered into a consulting agreement with Wharton Capital Partners Ltd. ("Wharton"). Barry Minsky, a director of the Company, is the chief executive officer and a 50% stockholder of Wharton. The agreement provides for the Company to pay Wharton an initial fee of $100,000 upon signing the agreement and $4,166 per month for a twenty-four month period. If Wharton introduces the Company to a financing source and the Company consummates any public or private equity and/or debt financing with the source during the term of the consulting agreement or during the two-year period following the expiration of the agreement, then the Company also will pay Wharton an amount equal to (i) 5% of all funds received by the Company from any public or private equity financing and (ii) 3% of all funds received by the Company from any public or private debt financing. Additionally, upon completion of an equity-based finnancing, the Company will issue to Wharton warrants to purchase shares of the Company's common stock equal to 5% of the amount of financing at an exercise price equal to 120% of the five-day average closing bid price prior to closing. The warrants will be exercisable on a cashless basis and will have registration rightss.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors and 10% stockholders of the Company are required by SEC regulations to furnish the Company with copies of Section 16(a) forms they file. To the Company's knowledge, based solely upon a review of the Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, the Forms 5 furnished to the Company with respect to its most recent fiscal year, and written representations of the Company's directors, executive officers and 10% stockholders, during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to the Company's executive officers, directors and 10% stockholders were complied with.

PROPOSAL 2:  TO APPROVE AN AMENDMENT TO THE COMPANY'S
CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY
FROM "OVERSEAS FILMGROUP, INC." TO "FIRST LOOK MEDIA, INC."

        The board of directors has unanimously approved a change of the Company's name from "Overseas Filmgroup, Inc." to "First Look Media, Inc." In the judgment of the board of directors, the change of corporate name is desirable to better reflect the growing importance of the Company's First Look Pictures division to the overall business of the Company and to allow for other media-oriented activities such as television commercial production and internet-related activities.

        Accordingly, the board of directors recommends to the Company's stockholders that the Company's certificate of incorporation be amended to change the name of the Company from "Overseas Filmgroup, Inc." to "First Look Media, Inc."

        The affirmative vote of the holders of a majority of all outstanding shares of voting stock is required to approve the amendment to the certificate of incorporation. If the proposal is approved, the first article of the Company's certificate of incorporation will be amended to change the name of the Company to "First Look Media, Inc."

        Stockholders will not be required to exchange outstanding stock certificates for new certificates if the amendment is adopted.

           The board of directors unanimously recommends a vote "FOR"
         the approval of the proposal to amend the Company's Certificate of Incorporation to change the name of the
       Company from "Overseas Filmgroup, Inc." to "First Look Media, Inc."

PROPOSAL 3:  TO APPROVE AN AMENDMENT TO THE COMPANY'S
CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK

        The Company is currently authorized by its certificate of incorporation to issue 25,000,000 shares of common stock and 2,000,000 shares of preferred stock. As of the record date, 9,803,906 shares of common stock were outstanding and 904,971 shares of Series A preferred stock were outstanding. In addition, as of the record date, the Company had issued and outstanding securities, including options, warrants and convertible preferred stock, exercisable or convertible into an aggregate of approximately 10,130,752 shares of common stock. Based on the number of shares of common stock outstanding as of the record date, the need to reserve shares of common stock as set forth above and the current certificate of incorporation limit of 25,000,000 shares of common stock, the board of directors does not believe there is an adequate number of authorized shares of common stock under the certificate of incorporation for management to be able to meet current obligations of the Company and to plan for the Company's future growth and development. In addition, the board of directors does not believe there is an adequate number of authorized shares of preferred stock under the certificate of incorporation for management to be able to effectively grow the Company and capitalize its operations. Accordingly, the board of directors proposes to amend the certificate of incorporation to increase the authorized number of shares of common stock by an additional 25,000,000 shares to 50,000,000 shares of common stock and to increase the authorized number of shares of preferred stock by an additional 2,000,000 shares to 10,000,000 shares of preferred stock.

        The board of directors believes approval of the amendment to the certificate of incorporation to increase the capital is in the best interest of the Company and its stockholders. The authorization of additional shares of common stock will enable the Company to meet its obligations under the various employee benefit plans, employment arrangements and outstanding options and warrants and to issue options, awards and warrants in the future. In addition, the proposed amendment will give the board of directors flexibility to authorize the issuance of shares of common stock and preferred stock in the future for financing the Company's business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits.

        Approval of the proposal will permit the board of directors to issue additional shares of common stock and preferred stock without further approval of the stockholders of the Company; and the board of directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements. Although the Company from time to time reviews various transactions that could result in the issuance of common stock or preferred stock, the Company is not a party to any agreement to issue additional shares of its capital stock, except as may be required in connection with the exercise or conversion of existing outstanding options, warrants or convertible securities or in connection with options and other stock based awards which may be issued under the Company's Basic Option Plan or under any other plan or arrangement the board of directors may hereafter approve.

        Other than limited provisions in the Company's by-laws, the Company does not have in place provisions which may have an anti-takeover effect. At the annual meeting, the stockholders are being asked to consider and approve a proposal to increase the number of authorized shares of common stock and preferred stock. This proposal has not resulted from the Company's knowledge of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise. The Company is not submitting this proposal to enable it to frustrate any efforts by another party to acquire a controlling interest or to seek board representation.

        The issuance of additional shares of common stock and preferred stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of the Company's capital stock. It also may adversely affect the market price of the common stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided and allow the Company to pursue its business plans, the market price may increase.

        The affirmative vote of the holders of a majority of all outstanding shares of voting stock is required to approve the amendment to the certificate of incorporation. If the proposal is approved, the fourth article of the Company's certificate of incorporation will be amended to increase the number of shares of common stock the Company is authorized to issue to 50,000,000 and increase the number of shares of preferred stock the Company is authorized to issue to 10,000,000.

           The board of directors unanimously recommends a vote "FOR"
         the approval of the proposal to amend the Company's certificate of incorporation to increase the number of
             authorized shares of common stock and preferred stock.


PROPOSAL 4: TO APPROVE THE 2000 PERFORMANCE EQUITY PLAN

        On September 15, 2000, the board of directors adopted the 2000 Plan subject to stockholder approval at the annual meeting. The board of directors believes that in order to continue to attract and retain employees and consultants of the highest caliber, provide increased incentive for directors, officers and key employees and to continue to promote the well-being of the Company, it is in the best interest of the Company and its stockholders to provide directors, officers, key employees and consultants of the Company an opportunity to acquire a proprietary interest in the Company.

Summary of the 2000 Plan

        Administration

        The 2000 Plan is administered by the board of directors or, at its discretion, by the Company's compensation committee or such other committee as may be designated by the board of directors (the "Committee"). All references herein to "Committee" or "board" shall mean the Committee or the board, as appropriate. The Committee has full authority, subject to the provisions of the 2000 Plan, to award (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Reload Options and/or (vi) Other Stock-Based Awards (collectively, "Awards"). Subject to the provisions of the 2000 Plan, the Committee determines, among other things, the persons to whom from time to time Awards may be granted ("Holders"), the specific type of Awards to be granted (e.g., Stock Options, Restricted Stock), the number of shares subject to each Award, share prices, any restrictions or limitations on such Awards (e.g., the "Deferral Period" in the grant of Deferred Stock and the "Restriction Period" when Restricted Stock is subject to forfeiture), and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to such Awards.

        Stock Subject to the 2000 Plan

        The 2000 Plan authorizes the granting of Awards whose exercise would allow up to an aggregate of 1,000,000 shares of common stock to be acquired by the Holders of such Awards. In order to prevent the dilution or enlargement of the rights of Holders under the 2000 Plan, the number of shares of common stock authorized by the 2000 Plan is subject to adjustment by the board in the event of any increase or decrease in the number of shares of outstanding common stock resulting from a common stock dividend payable on shares of common stock, stock split of common stock, reverse stock split of common stock, combination or exchange of common stock, or similar event relating to the common stock occurring after the grant of an Award which results in a change in the shares of common stock as a whole. The board, in the event of any of the foregoing, will make equitable adjustments in the terms of any Awards and the aggregate number of shares reserved for issuance under the 2000 Plan. If any Award granted under the 2000 Plan is forfeited or terminated prior to exercise, the shares of common stock that were available pursuant to such Award shall again be available for distribution in connection with Awards subsequently granted under the 2000 Plan. Notwithstanding any other provision of the 2000 Plan, the Committee will not grant to any one Holder in any one calendar year awards for more than 200,000 shares of common stock in the aggregate.

        Eligibility

        Subject to the provisions of the 2000 Plan, Awards may be granted to key employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company and who are deemed to have contributed or to have the potential to contribute to the success of the

Company. Incentive Stock Options, as hereinafter defined, may be awarded only to persons who, at the time of grant of such awards, are employees of the Company.

        Types of Awards

        Options. The 2000 Plan provides both for "Incentive" stock options ("Incentive Stock Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for options not qualifying as Incentive Options ("Non-Qualified Stock Options"), both of which may be granted with any other stock-based award under the 2000 Plan. The Committee determines the exercise price per share of common stock purchasable under an Incentive or Non-Qualified Stock Option (collectively, "Stock Options"). The exercise price of Stock Options may not be less than 100% of the fair market value on the day of the grant (or, in the case of an Incentive Stock Option granted to a person possessing more than 10% of the total combined voting power of all classes of stock of the Company, not less than 110% of such fair market value). In the case of an Incentive Stock Option, the aggregate fair market value (on the date of grant of the Stock Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year shall not exceed $100,000. An Incentive Stock Option may only be granted within a ten-year period from the date the 2000 Plan is adopted and approved and may only be exercised within ten years from the date of the grant (or within five years in the case of an Incentive Stock Option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of stock of the Company).

        Stock Options granted under the 2000 Plan may not be transferred other than by will or by the laws of descent and distribution, by gift to a family member of the Holder, by domestic relations order, or by transfer to an entity in which more than fifty percent of the voting interests are owned by family members of the Holder or the Holder, in exchange for an interest in that entity.

        Generally, if the Holder is an employee, no Stock Options, or any portion thereof, granted under the 2000 Plan may be exercised by the Holder unless he or she is employed by the Company or a subsidiary at the time of the exercise and has been so employed continuously from the time the Stock Options were granted. However, in the event the Holder's employment with the Company is terminated due to disability, the Holder may still exercise his or her vested Stock Options for a period of one year (or such other greater or lesser period as the Committee may specify at the time of grant) from the date of such termination or until the expiration of the stated term of the Stock Option, whichever period is shorter. Similarly, should a Holder die while in the employment of the Company or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent Holder's vested Stock Options for a period of one year from the date of his or her death (or such other greater or lesser period as the Committee specifies at the time of grant) or until the expiration of the stated term of the Stock Option, whichever period is shorter. If the Holder's employment is terminated for any reason other than death or disability, the Stock Option shall automatically terminate, except that if the Holder's employment is terminated by the Company without cause or due to normal retirement (generally upon attaining the age of 62), then the portion of any Stock Option that has vested on the date of termination may be exercised for the lesser of three months after termination or the balance of the Stock Option's term.

        Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights ("SARs" or singularly "SAR") to Participants who have been, or are being, granted Stock Options under the 2000 Plan as a means of allowing such Participants to exercise their Stock Options without the need to pay the exercise price in cash. In conjunction with Non-Qualified Stock Options, SARs may be granted either at or after the time of the grant of such Non-Qualified Stock Options. In conjunction with Incentive Stock Options, SARs may be granted only at the time of the grant of such Incentive Stock Options. An SAR entitles the Holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related Stock Option, multiplied by the number of shares subject to the SAR. The granting of a SAR will not affect the number of shares of common stock available for awards under the 2000 Plan. The number of shares available for awards under the 2000 Plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the Stock Option to which the SAR relates.

        Restricted Stock. The Committee may award shares of restricted stock ("Restricted Stock") either alone or in addition to other Awards granted under the 2000 Plan. The Committee determines the persons to whom grants of Restricted Stock are made, the number of shares to be awarded, the price (if any) to be paid for the Restricted Stock by the person receiving such stock from the Company, the time or times within which awards of Restricted Stock may be subject to forfeiture (the "Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Restricted Stock awards.

        Restricted Stock awarded under the 2000 Plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to the Company during the applicable Restriction Period. Other than regular cash dividends and other cash equivalent distributions as the Committee may designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock during the Restriction Period. A breach of any restriction regarding the Restricted Stock will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto. Except for the foregoing restrictions, the Holder shall, even during the Restriction Period, have all of the rights of a shareholder, including the right to receive and retain all regular cash dividends and other cash equivalent distributions as the Committee may designate, pay or distribute on such Restricted Stock and the right to vote such shares.

        In order to enforce the foregoing restrictions, the 2000 Plan requires that all shares of Restricted Stock awarded to the Holder remain in the physical custody of the Company until the restrictions on such shares have terminated and all vesting requirements with respect to the Restricted Stock have been fulfilled.

        Deferred Stock. The Committee may award shares of deferred stock ("Deferred Stock") either alone or in addition to other Awards granted under the 2000 Plan. The Committee determines the eligible persons to whom, and the time or times at which, Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the stock will be deferred, and all the other terms and conditions of such Deferred Stock Awards.

        Deferred Stock awards granted under the 2000 Plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to the Company during the applicable Deferral Period. The Holder shall not have any rights of a shareholder until the expiration of the applicable Deferral Period and the issuance and delivery of the certificates representing such common stock. The Holder may request to defer the receipt of a Deferred Stock award for an additional specified period or until a specified event. Such request must generally be made at least one year prior to the expiration of the Deferral Period for such Deferred Stock award.

        Stock Reload Options. The Committee may grant Stock Reload Options to a Holder who tenders shares of common stock to pay the exercise price of a Stock Option ("Underlying Option") or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes. A Stock Reload Option permits a Holder to receive back from the Company a new Stock Option (at the current market price) for the same number of shares delivered to exercise the Option. The Committee determines the terms, conditions, restrictions and limitations of the Stock Reload Options. The exercise price of Stock Reload Options shall be the fair market value as of the date of exercise of the Underlying Option. Unless the Committee determines otherwise, a Stock Reload Option may be exercised commencing one year after it is granted and expires on the expiration date of the Underlying Option.

        Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed by the Committee to be consistent with the purposes of the 2000 Plan, including purchase rights, shares of common stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of or the performance of specified subsidiaries. Subject to the terms of the 2000 Plan, the Committee has complete discretion to determine the terms and conditions applicable to Other Stock-Based Awards. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under the 2000 Plan or any other plan of the Company.

        Competition with the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information

        If a Holder's employment with the Company or a subsidiary is terminated for any reason whatsoever, and within 18 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its subsidiaries, (ii) solicits any customers or employees of the Company or any of its subsidiaries to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) discloses to anyone outside the Company or uses any confidential information or material of the Company or any of its subsidiaries in violation of the Company's policies or any agreement between the Holder and the Company or any of its subsidiaries, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder's employment with the Company is terminated.

        Termination for Cause

        The Committee may, if a Holder's employment with the Company or a subsidiary is terminated for cause, annul any award granted under the 2000 Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder's employment with the Company is terminated.

        Withholding Taxes

        Upon the exercise of any Award granted under the 2000 Plan, the Holder may be required to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of Common Stock. Subject to certain stringent limitations under the 2000 Plan and at the discretion of the Company, the Holder may satisfy these requirements by electing to have the Company withhold a portion of the shares to be received upon the exercise of the Award having a value equal to the amount of the withholding tax due under applicable federal, state and local laws.

        Agreements

        Stock Options, Restricted Stock, Deferred Stock, Stock Reload Options, Other Stock- Based Awards and SARs granted under the 2000 Plan will be evidenced by agreements consistent with the 2000 Plan in such form as the Committee may prescribe. Neither the 2000 Plan nor agreements thereunder confer any right to continued employment upon any Holder of a Stock Option, Restricted Stock, Deferred Stock, Stock Reload Options, Other Stock-Based Award or SAR.

        Term and Amendments

        Unless terminated by the board, the 2000 Plan shall continue to remain effective until such time as no further Awards may be granted and all Awards granted under the 2000 Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten year period following the date the 2000 Plan becomes effective. The board of directors may at any time, and from time to time, amend the 2000 Plan, provided that no amendment shall be made which would impair the rights of a Holder under any agreement entered into pursuant to the 2000 Plan without the Holder's consent.

        Change in Control

        The 2000 Plan contains certain change in control provisions which could cause Stock Options and other Awards to become immediately exercisable and restrictions and deferral limitations applicable to other awards to lapse in the event any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including a "group" as defined in Section 13(d), but excluding certain stockholders of the Company, acquires beneficial ownership of common stock of the Company having 35% or more of the total voting power of all of the Company's outstanding voting capital stock. The Committee also may accelerate the vesting of any Stock Options and other Awards granted under the 2000 Plan or require a Holder of any Award granted under the 2000 Plan to relinquish such award to the Company upon tender by the Company of cash in an amount equal to the repurchase value of such award in the event of an acquisition of substantially all of the Company's assets or at least 50% of the combined voting power of the Company's then outstanding securities in one or more transactions.

Federal Income Tax Consequences

        The following discussion of the federal income tax consequences of participation in the 2000 Plan is only a summary of the general rules applicable to the grant and exercise of Stock Options and other Awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the 2000 Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

        Incentive Stock Options

        The Holder will recognize no taxable income upon the grant or exercise of an Incentive Stock Option. The Company will not qualify for any deduction in connection with the grant or exercise of Incentive Stock Options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to the Holder, the Holder will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets. The excess, if any, of the fair market value


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


of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment for a Holder's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the Holder.

        If common stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above,
(i) the Holder will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.

        Non-Qualified Stock Options

        With respect to Non-Qualified Stock Options (i) upon grant of the Stock Option, the Holder will recognize no income, (ii) upon exercise of the Stock Option (if the shares of common stock are not subject to a substantial risk of forfeiture), the Holder will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable and (iii) the Company will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the Holder. On a disposition of the shares, the Holder will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long- term capital gain or loss, depending upon the length of time that the Holder held the shares.

        If the shares acquired upon exercise of a Non-Qualified Stock Option are subject to a substantial risk of forfeiture, the Holder will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless such Holder timely files under Code Section 83(b) to elect to be taxed on the receipt of shares, and the Company will qualify for a corresponding deduction at such time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount (if any) paid for the shares.


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



        Stock Appreciation Rights

        Upon the grant of a SAR, the Holder recognizes no taxable income and the Company receives no deduction. The Holder recognizes ordinary income and the Company receives a deduction at the time of exercise equal to the cash and fair market value of common stock payable upon such exercise.

        Restricted Stock

        A Holder who receives Restricted Stock will recognize no income on the grant of the Restricted Stock and the Company will not qualify for any deduction. At the time the Restricted Stock is no longer subject to a substantial risk of forfeiture, a Holder will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the Restricted Stock at the time the restriction lapses over the consideration paid for the Restricted Stock. A Holder's shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16 (b) of the Exchange Act. The holding period to determine whether the Holder has long-term or short-term capital gain or loss begins when the Restriction Period expires, and the tax basis for the shares will generally be the fair market value of the shares on such date.

        A Holder may elect, under Section 83(b) of the Code, within 30 days of the transfer of the Restricted Stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of such transfer of the shares of Restricted Stock (determined without regard to the restrictions) over the consideration paid for the Restricted Stock. If a Holder makes such election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. Such forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. Such loss will be a capital loss if the shares are capital assets. If a Holder makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares (determined without regard to the restrictions) on the date of transfer.

        On a disposition of the shares, a Holder will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

        Whether or not the Holder makes an election under Section 83(b), the Company generally will qualify for a deduction (subject to the reasonableness of compensation limitation) equal to the amount that is taxable as ordinary income to the Holder, in its taxable year in which such income is included in the Holder's gross income. The income recognized by the Holder will be subject to applicable withholding tax requirements.

        Dividends paid on Restricted Stock which is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the Holder and will be deductible by the Company subject to the reasonableness limitation. If, however, the Holder makes a
Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the Holder, but will not be deductible by the Company.

        Deferred Stock

        A Holder who receives an award of Deferred Stock will recognize no income on the grant of such award. However, he or she will recognize ordinary compensation income on the transfer of the Deferred Stock (or the later lapse of a substantial risk of forfeiture to which the Deferred Stock is subject, if the Holder does not make a Section 83(b) election), in accordance with the same rules as discussed above under the caption "Restricted Stock."

        Other Stock-Based Awards

        The federal income tax treatment of Other Stock-Based Awards will depend on the nature of any such award and the restrictions applicable to such award.

                 The board of directors unanimously recommends a
                   vote "FOR" the approval of the proposal to
                             approve the 2000 Plan.

                              INDEPENDENT AUDITORS

        PricewaterhouseCoopers LLP served as the Company's independent certified public accountants for the year ended December 31, 1999. The board has selected PricewaterhouseCoopers LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting with an opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions from stockholders.

                             SOLICITATION OF PROXIES

        The solicitation of proxies in the enclosed form is made on behalf of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the voting stock.


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


                    2001 ANNUAL MEETING STOCKHOLDER PROPOSALS

        In order for any stockholder proposal to be presented at the annual meeting of stockholders to be held in 2001 or to be eligible for inclusion in the Company's proxy statement for such meeting, it must be received by the Company at its principal executive office in Los Angeles, California, by June, 19, 2001. Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, stockholders are advised that the Company's management shall be permitted to exercise discretionary voting authority under proxies it solicits and obtains for the Company's 2001 annual meeting of stockholders with respect to any proposal presented by a stockholder at such meeting, without any discussion of the proposal in the Company's proxy statement for such meeting, unless the Company receives notice of such proposal at its principal office in Los Angeles, California, not later than September 2, 2001.

                                  OTHER MATTERS

        The board of directors knows of no matter which will be presented for consideration at the annual meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                            By Order of the Board of Directors


                            William F. Lischak
                            Chief Operating Officer, Chief Financial
                            Officer and Secretary

Los Angeles, California
October 16, 2000

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
                        OVERSEAS FILMGROUP, INC. - PROXY

                       Solicited by the Board of Directors

               for Annual Meeting to be held on November 15, 2000

P The undersigned Stockholder(s) of OVERSEAS FILMGROUP, INC., a Delaware corporation ("Company"), hereby appoints William F. Lischak, as the agent, attorney and proxy of the undersigned, to vote the shares standing in the
R name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on November 15, 2000 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below.
O If no instructions are given, this proxy will be voted FOR all of the following proposals.

X    1.  Election of the following Directors: Robert B. Little, Stephen K.
         Bannon and Christopher J. Cooney


Y     FOR all nominees listed below except       WITHHOLD AUTHORITY to vote for
      as marked to the contrary below   |_|      all nominees listed below|_|

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided)

    2. To approve an amendment to the certificate of incorporation to change the name of the Company from "Overseas Filmgroup, Inc." to "First Look Media, Inc."

        |_|      FOR              |_|      AGAINST            |_|     ABSTAIN

    3. To approve an amendment to the certificate of incorporation to increase the number of authorized shares of common stock and preferred stock.

        |_|      FOR              |_|      AGAINST            |_|     ABSTAIN

    4.  To approve the 2000 Performance Equity Plan.

        |_|      FOR              |_|      AGAINST            |_|     ABSTAIN

    5. In his discretion, the proxy is authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

        |_|   I plan to attend the Annual Meeting.

                                    Dated___________________________, 2000


                                    -------------------------------------
                                                     Signature

                                    -------------------------------------
                                              Signature if held jointly

                                    Please sign exactly as name appears above.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
                                    If a corporation, please sign in full
                                    corporate name by President or other
                                    authorized officer. If a partnership, please sign in partnership name by authorized person.